Exhibit 99.1

ENERGY TRANSFER EQUITY ANNOUNCES

PRICING OF 5.500% SENIOR NOTES DUE JUNE 1, 2027

DALLAS, TEXAS — May 19, 2015 — Energy Transfer Equity, L.P. (NYSE: ETE) today announced that it has priced its previously announced offering of 5.500% senior notes due June 1, 2027 (the “Notes”). The Notes were priced at 98.5%, resulting in total proceeds of approximately $985 million (before expenses). The Notes initially will be secured on a first-priority basis with the loans and obligations under ETE’s senior secured revolving credit facility, senior secured term loan facilities and existing senior notes, by a lien on substantially all of ETE’s and certain of ETE’s subsidiaries’ tangible and intangible assets that from time to time secure ETE’s obligations under such indebtedness, subject to certain exceptions and permitted liens and subject to the terms of a collateral agency agreement. The liens securing the Notes will be released in full if liens do not secure more than a threshold level of senior obligations (so long as liens securing ETE’s existing senior notes are similarly released), after which the Notes will be unsecured. The Notes will be ETE’s senior obligations, ranking equally in right of payment with ETE’s other existing and future unsubordinated indebtedness and senior to any of ETE’s future subordinated indebtedness. The offering is expected to close on May 22, 2015, subject to customary closing conditions.

ETE intends to use the net proceeds from this offering to repay all indebtedness outstanding under ETE’s revolving credit facility and to partially repay indebtedness outstanding under an existing term loan facility.

Deutsche Bank Securities and Morgan Stanley are acting as joint active physical book-running managers for the offering. A copy of the preliminary prospectus supplement and prospectus relating to the offering may be obtained from the following address:

Morgan Stanley & Co. LLC

Attn: Prospectus Department

180 Varick Street, 2nd Floor

New York, New York 10014

Phone: (866) 718-1649

prospectus@morganstanley.com

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering is made pursuant to an effective shelf registration statement and prospectus filed by ETE with the SEC.

Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP), approximately 23.6 million ETP common units, approximately 81.0 million ETP Class H Units, which track 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL), and 100 ETP Class I Units. On a consolidated basis, ETE’s family of companies owns and operates approximately 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines.

Statements about the offering may be forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “intends,” “projects,” “plans,” “expects,” “continues,” “estimates,” “goals,” “forecasts,” “may,” “will” and other similar expressions. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of ETE, and a variety of risks that could cause results to differ materially from those expected by management of ETE. Important information about issues that could cause actual results to differ materially from those expected by management of ETE can be found in ETE’s public periodic filings with the SEC, including its Annual Report on Form 10-K. Unless required by applicable securities laws, ETE undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contacts

Investor Relations:

Energy Transfer

Brent Ratliff, 214-981-0700

Or

Media Relations:

Granado Communications Group

Vicki Granado, 214-599-8785

214-498-9272 (cell)